                                                                   EXHIBIT 99.1

                     [LOGO OF UNUMPROVIDENT APPEARS HERE]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:



Thomas A. H. White
Vice President,
Investor Relations
423.755.8996

Linnea R. Olsen
Director,
Corporate Relations
207.575.4452

UnumProvident Corporation

1 FOUNTAIN SQUARE, CHATTANOOGA, TN 37402

2211 CONGRESS STREET, PORTLAND, ME  04122

www.unumprovident.com


November 6, 2001



 UnumProvident Corporation Reports Third Quarter of 2001 Earnings of $0.61 Per
                                     Share

                                 ---------------

    Company Also Announces Proposed Settlement of  Shareholder Class Action
                                   Litigation



   Portland, ME and Chattanooga, TN - UnumProvident Corporation (NYSE: UNM) today reported after-tax operating income before special items and net realized investment losses of $148.6 million ($0.61 per diluted common share) for the third quarter of 2001. These results compare to $145.5 million ($0.60 per diluted common share) for the third quarter of 2000. Including the impact of the attacks on the United States on September 11, which resulted in after-tax losses of $15.6 million ($0.06 per diluted common share), income before net realized investment losses totaled $133.0 million ($0.55 per diluted common share) in the third quarter of 2001.

   Net income for the third quarter of 2001 was $127.1 million ($0.52 per diluted common share) compared to $137.0 million ($0.57 per diluted common share) in the third quarter of 2000. These net income results include net realized after-tax investment losses of $5.9 million ($0.03 per diluted common share) in the third quarter of 2001 and $8.5 million ($0.03 per diluted common share) in the third quarter of 2000.

   The events of September 11, 2001 resulted in a third quarter 2001 before-tax charge of $24.0 million, or $15.6 million after tax. This charge includes estimated gross ultimate losses from reported and unreported claims of $71.0 million less an estimated $47.0 million recoverable from the

(C) 2001 UnumProvident Corporation. UnumProvident, the combined name and logo is a service mark of UnumProvident Corporation. All rights reserved.

Company's reinsurers. The Company's reinsurance program provides comprehensive catastrophic coverage for its individual disability and its group life, accidental death and dismemberment, travel accident, long-term disability, and short-term disability lines of business through a group of highly-rated major national and international reinsurance organizations. The effects on each line of business are disclosed in the discussion of segment results.

   The Company also announced that it has reached an agreement in principle to settle the shareholder class action litigation pending in the United States District Court for the District of Maine relating to the merger of UNUM Corporation and Provident Companies, Inc. in 1999. Under the terms of the settlement, which is subject to, among other things, final documentation and approval by the court, the Company has agreed to pay $45 million to settle all claims that were or could have been asserted in the litigation. The Company has received confirmation from its insurance carriers that, apart from a $1 million deductible, the entire amount to be paid under the proposed settlement, as well as attorneys' fees and expenses incurred by the Company defending the litigation, will be covered by the Company's insurance carriers.

   Chairman, President and Chief Executive Officer J. Harold Chandler said, "Our third quarter results reflect a number of favorable financial trends, as well as positive developments relative to our previously defined strategic priorities. Leveraging our substantial market position in group disability to provide individual and voluntary solutions is producing growth opportunities at levels not otherwise possible. So, despite uncertain economic and financial market conditions, we are confident that our Company is uniquely positioned to capitalize on emerging opportunities in the marketplace."

Results by Segment
------------------

   The Employee Benefits segment, which includes group disability, group life, accidental death and dismemberment coverages ("AD&D"), group long-term care, and the results of managed disability, reported income before net realized investment gains and losses and federal income taxes ("income") of $126.4 million in the third quarter of 2001, compared to $123.4 million in the third quarter of 2000. These results include before-tax losses of $14.0 million related to the September 11th events. Excluding these losses, income totaled $140.4 million in the third quarter of 2001, an increase of 13.8 percent.

   Within the segment, the group disability line reported income of $79.1 million compared to $72.7 million in the prior year third quarter. These results include before-tax losses of $7.3 million related to the September 11th events. Excluding these losses, income totaled $86.4 million in the third quarter of 2001, an increase of 18.8 percent. The improved operating performance resulted from a decline in the benefit ratio and growth in earned premium. Excluding the impact of the September 11th events, the benefit ratio for group disability in the third quarter of 2001 was 84.6 percent compared to 86.1 percent one year ago. The improvement in the benefit ratio was primarily due to improved underlying risk results in the Company's long-term disability business.

   Also within the Employee Benefits segment, the group life, AD&D, and group long-term care lines of business reported income of $44.1 million, compared to income of $48.1 million in the year ago quarter. These results include before-tax losses of $6.7 million related to the September 11th events. Excluding these losses, income totaled $50.8 million in the third quarter of 2001, an increase of 5.6 percent. The improvement was primarily the result of higher income from the AD&D line of business, which offset relatively flat results in the group life and group long-term care lines of business.

   Premium income for the Employee Benefits segment increased 8.7 percent to $1,102.9 million in the third quarter of 2001, compared to $1,015.0 million in the third quarter of 2000. New annualized sales (submitted date basis) for group disability increased 4.9 percent to $79.0 million in the third quarter of 2001, from $75.3 million in the third quarter of 2000. New annualized sales (submitted date basis) for group life, AD&D, and group long-term care declined
4.2 percent to $50.1 million in the third quarter of 2001, from $52.3 million in the third quarter of 2000. (Note: The Company implemented new internal guidelines in the first quarter of 2001 for reporting its submitted date basis sales for the Employee Benefits lines of business. Please refer to the third quarter 2001 statistical supplement for comparative data and a description of the change.)

   Premium persistency in the Company's long-term disability block was 84.8 percent for the first three quarters of 2001 compared to 81.3 percent for the first three quarters of 2000. Persistency also improved in the group life and short-term disability lines relative to a year ago. The additional amortization of deferred policy acquisition costs for persistency adjustments in the third quarter of 2001 totaled $8.5 million in the Employee Benefits segment, compared to $5.7 million in the third quarter of 2000. The higher level of additional amortization is the result of the majority of the terminated business coming from more recently issued business, which has higher associated deferred policy acquisition costs. The profitability of the terminated business in this segment is less than that of the in-force business.

   The Individual segment includes results from the individual disability and individual long-term care lines of business. The Individual segment reported income of $61.3 million in the third quarter of 2001, compared to $72.0 million in the third quarter of 2000. These results include before-tax losses of $10.0 million related to the September 11th events. Excluding these losses, income totaled $71.3 million in the third quarter of 2001.

   Within this segment, the individual disability line of business reported income of $56.7 million in the third quarter of 2001, compared to income of $69.2 million in the year ago quarter. These results include before-tax losses of $10.0 million related to the September 11th events. Excluding these losses, income totaled $66.7 million in the third quarter of 2001. The decline is primarily due to lower net resolutions and higher submitted claim incidence, which more than offset higher net investment income. Income in the individual long-term care line of business was $4.6 million for the third quarter of 2001 compared to $2.8 million for the same period of 2000. The improved performance in this line primarily resulted from strong revenue growth and a decrease in the expense ratio.

   Premium income in the Individual segment increased 2.1 percent to $454.3 million in the third quarter of 2001, compared to $444.9 million in the third quarter of 2000. New annualized sales in the individual disability income line totaled $35.3 million in the third quarter of 2001, compared to $27.5 million in the third quarter of 2000, an increase of 28.4 percent. New annualized sales in the individual long-term care line totaled $13.1 million in the third quarter of 2001, compared to $11.8 million in the third quarter of 2000, an increase of
11.0 percent.

   The Voluntary Benefits segment, which includes the results of products sold to groups of employees through payroll deduction at the workplace, reported income of $37.4 million in the third quarter of 2001, compared to $35.6 million in the third quarter of 2000, an increase of 5.1 percent. Premium income for this segment increased 5.9 percent to $198.6 million in the third quarter of 2001, compared to $187.6 million in the third quarter of 2000. Total revenue growth was 6.3 percent in the third quarter of 2001, increasing to $231.5 million from $217.8 million in the year ago quarter. New annualized sales in this segment increased 15.9 percent to $66.4 million in the third quarter of 2001, from $57.3 million in the third quarter of 2000.

   The Other segment, which includes results from products no longer actively marketed, including individual life and corporate-owned life insurance, reinsurance pools and management operations, group pension, health insurance, and individual annuities, reported income of $13.6 million in the third quarter of 2001, compared to income of $25.9 million in the year ago quarter.

   The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, amortization of goodwill, and certain corporate expenses, reported a loss of $36.4 million in the third quarter of 2001, compared to a loss of $34.4 million in the third quarter of 2000. Interest expense in the third quarter of 2001 totaled $41.1 million, compared to $47.2 million in the third quarter of 2000.

   As of September 30, 2001, book value per common share was $24.90, compared to $21.49 a year ago. Book value per share excluding the net unrealized gains and losses on securities was $23.71, compared to $21.65 a year ago.

   UnumProvident Corporation senior management will host a conference call on Wednesday, November 7 at 9:00 a.m. (eastern) to discuss the results of operations for the third quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-5592. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen-
                                              ---------------------
only mode. About fifteen minutes prior to the start of the call, you should access the "Investor & Shareholder Information" section of our website. A replay of the call will be available by telephone and on our website through Wednesday, November 14. In addition, a pre-recorded script of the earnings press release will be available as soon as the release has crossed the wire services. This script will be accessible by telephone dial-in or on our website.

   The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

   A "safe harbor" is provided for "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic conditions; events or consequences relating to attacks on the United States on September 11, 2001; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment and adverse changes in the securities markets. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, retained risks in reinsurance operations, availability and cost of reinsurance, and field force effectiveness with supporting product offerings and customer service. For further information of risks and uncertainties that could affect actual results, see the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Form 10-K for the fiscal year ended December 31, 2000 and similar cautionary statements in the subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

                                      ###

                               DIGEST OF EARNINGS
                                  (Unaudited)
                      UnumProvident Corporation (UNM:NYSE)
                                and Subsidiaries

                                                       Three Months                      Nine Months
($ in millions except share data)                   Ended September 30                Ended September 30
                                                        2001             2000             2001             2000
---------------------------------------------------------------------------------------------------------------
Revenue Excluding Net Realized Investment       $    2,386.5     $    2,325.7     $    7,093.1     $    7,141.9
Losses
---------------------------------------------------------------------------------------------------------------
Income Before Special Items and Net             $      148.6     $      145.5     $      442.5     $      422.1
Realized Investment Losses
---------------------------------------------------------------------------------------------------------------
Income Before Net Realized Investment           $      133.0     $      145.5     $      462.1     $      422.1
Losses
---------------------------------------------------------------------------------------------------------------
Net Income                                      $      127.1     $      137.0     $      455.2     $      414.6
---------------------------------------------------------------------------------------------------------------
Average Shares - Basic                           242,020,756      240,929,538      241,718,476      240,766,340
---------------------------------------------------------------------------------------------------------------
Average Shares - Assuming Dilution               243,785,138      242,188,360      243,653,133      241,749,097
---------------------------------------------------------------------------------------------------------------
Income Per Share Before Special Items and       $       0.61     $       0.60     $       1.83     $       1.75
Net Realized Investment Losses - Basic
---------------------------------------------------------------------------------------------------------------
Income Per Share Before Net Realized            $       0.55     $       0.60     $       1.91     $       1.75
Investment Losses - Basic
---------------------------------------------------------------------------------------------------------------
Net Income Per Share - Basic                    $       0.53     $       0.57     $       1.88     $       1.72
---------------------------------------------------------------------------------------------------------------
Income Per Share Before Special Items and       $       0.61     $       0.60     $       1.82     $       1.75
Net Realized Investment Losses - Assuming
Dilution
---------------------------------------------------------------------------------------------------------------
Income Per Share Before Net Realized            $       0.55     $       0.60     $       1.90     $       1.75
Investment Losses - Assuming Dilution
---------------------------------------------------------------------------------------------------------------
Net Income Per Share - Assuming Dilution        $       0.52     $       0.57     $       1.87     $       1.72
---------------------------------------------------------------------------------------------------------------
Book Value                                                                        $      24.90     $      21.49
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Book Value Excluding Net Unrealized Gains                                         $      23.71     $      21.65
and Losses on Securities
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